EXHIBIT 1(b)

                       WRITTEN CONSENT OF THE DIRECTORS OF
                        IL ANNUITY AND INSURANCE COMPANY
                              IN LIEU OF A MEETING
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                                                                    EXHIBIT 1(b)
                       WRITTEN CONSENT OF THE DIRECTORS OF
                        IL ANNUITY AND INSURANCE COMPANY
                              IN LIEU OF A MEETING

                                                                December 1, 2000

                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                        IL ANNUITY AND INSURANCE COMPANY

         WHEREAS, Indianapolis Life Group of Companies, Inc. is the sole shareholder of IL Annuity and Insurance Company (the "Company"); and

                                      * * *
         WHEREAS, the consummation of the merger of Indianapolis Life Insurance Company and AmerUs Group Co. is expected soon; and

                                      * * *
         WHEREAS, the Integration Steering Committee ("ISC") of the Company's sole shareowner has approved certain integration approaches for the fixed annuity business of its subsidiaries including IL Annuity and Insurance Company; and

                                      * * *
         WHEREAS, the ISC has deemed it advisable to combine fixed annuity administration for all AmerUs Group and IL Annuity and Insurance Company business at AmVestors Financial Corporation in Topeka, Kansas in order to realize operational efficiencies and expense reduction through consolidation and centralization; and

                                      * * *
         WHEREAS, the Directors of the Company deem it advisable to redomesticate the Company's state of domicile from the state of Massachusetts to the state of Kansas in order to best realize operational efficiencies and expense reduction; and

                                      * * *
         WHEREAS, the Directors of the Company deem it advisable to amend the Company's Articles of Incorporation and By-laws to comply with Kansas Insurance Law; and

                                      * * *
         NOW THEREFORE, Be It RESOLVED, that the officers of the Company shall be authorized to submit an application for redomestication to the state of Kansas with the Kansas Insurance Department; and

                                      * * *
         RESOLVED further, that the officers of the Company shall be authorized to take all steps and execute any and all documents necessary to consummate the redomestication,

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                       WRITTEN CONSENT OF THE DIRECTORS OF
                        IL ANNUITY AND INSURANCE COMPANY
                              IN LIEU OF A MEETING

                                                                December 1, 2000

including specifically, entering into any consent order or agreement with the Commissioner of Insurance of the state of Massachusetts; and

                                      * * *
         RESOLVED further, that in order for the Company to comply with all requirements of Kansas, Massachusetts and any other applicable state laws and regulations applicable to the Company with respect to the redomestication, the officers be, and each of them hereby is, authorized in the name and on behalf of the Company to prepare (or cause to be prepared), execute and file such documents with the Kansas Department of Insurance, the Massachusetts Department of Insurance and such other agencies or instrumentalities as may have jurisdiction pursuant to any state laws and regulations; and

                                      * * *
         RESOLVED further, that the IL Annuity and Insurance Company, a corporation created by and organized under the laws of the State of Massachusetts by said state to transact the business of insurance, desiring to transact such business within the State of Kansas, pursuant to the laws thereof, does by these presents irrevocably consent that actions may be against the Company in the proper court of any county in the State of Kansas in which the cause of action shall arise, or in which the plaintiff may reside, by service of process upon the Commissioner of Insurance of the State of Kansas; and the said IL Annuity and Insurance Company does hereby, in consideration of the privilege of doing business in the State of Kansas as aforesaid, stipulate and agree that such service of process shall be taken and held in all courts to be as valid and binding as if due service had been made upon said Company according to the laws of said State of Kansas, or of any other state; and

                                      * * *
         RESOLVED further, that the president and secretary of IL Annuity and Insurance Company be and they are hereby authorized to forthwith sign and execute letter of attorney to acknowledge service of process in the state giving irrevocable consent that actions may be commenced against IL Annuity and Insurance Company in the proper court of any county in the state of Kansas in which the cause of action shall arise, or in which the plaintiff may reside, by service of process upon the Commissioner of Insurance of the state Kansas, and stipulating and agreeing that such service of process shall be taken and held in all courts to be as valid and binding as if due service had been made upon IL Annuity and Insurance Company according to the laws of said state of Kansas or any other state; and

                                      * * *
         RESOLVED further, that the Company's Articles of Incorporation and By-laws shall be amended to comply with Kansas Insurance Law and to designate that the registered office of the Company shall be 555 South Kansas Avenue, in the City of Topeka, Shawnee County, Kansas, 66603 consistent with the Amended and Restated Articles of Incorporation attached as Attachment A and the Amended and Restated By-laws attached as Attachment B.

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                       WRITTEN CONSENT OF THE DIRECTORS OF
                        IL ANNUITY AND INSURANCE COMPANY
                              IN LIEU OF A MEETING

                                                                December 1, 2000

         Pursuant to the authority vested in the Board of Directors under the Bylaws and Articles of Incorporation of IL Annuity and Insurance Company (the "Corporation"), a Massachusetts corporation, and pursuant to the authority of the laws of Massachusetts, the undersigned, being all the directors of the Corporation, do hereby affirmatively adopt, approve, and vote for the following Resolutions of the Board of Directors, it being intended that this consent shall have the same force and effect as the unanimous vote of the Directors at a regular meeting of the Board of Directors duly called and held at which a quorum was present and acting unanimously throughout. The Secretary is directed to file this consent in the Corporation's minute book as a duly authorized action by the unanimous written consent of the Board of Directors of the Corporation. The Resolutions to which the directors adopt are attached as Exhibit A hereto:

         IN WITNESS WHEREOF, the undersigned hereby certify, consent and agree to the foregoing Resolutions and they have executed this Unanimous Consent to be filed as part of the record of the Corporation this 1st day of December, 2000.



 /s/ John J. Fahrenbach                             /s/ Richard T. Freije, Jr.
------------------------                            --------------------------
John J. Fahrenbach                                  Richard T. Freije, Jr.


 /s/ Larry A. Halbach                               /s/ Larry R. Prible
------------------------                            -------------------
Larry A. Halbach                                    Larry R. Prible


 /s/ Garrett P. Ryan                                /s/ Stephen J. Shorrock
------------------------                            ------------------------
Garrett P. Ryan                                     Stephen J. Shorrock



         Filed this 1st day of December, 2000 with the undersigned Secretary of IL Annuity and Insurance Company.

                                           By:   /s/ Lisa P. Foxworthy-Parker
                                                -----------------------------
                                                Lisa P. Foxworthy-Parker
                                                Secretary

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